Exhibit 99.4

LOCK-UP AGREEMENT

Northern Oil and Gas, Inc.

601 Carlson Pkwy – Suite 990

Minnetonka, MN 55305

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) between Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), and BofA Securities, Inc. (“BofA Securities”) on behalf of the several underwriters named in Schedule I therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering (the “Offering”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-3 (File No. 333-225828), the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock pursuant to the Underwriting Agreement (the “Public Offering Date” and such 90-day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of BofA Securities, which consent may be withheld in BofA Securities’ sole discretion.

Notwithstanding the foregoing, the restrictions in this Lock-Up Agreement shall not apply to: (i) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (a) as a bona fide gift or gifts; (b) to a family member, trust or family partnership (for purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin); (c) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; or (d) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (a) through (c); (ii) if the undersigned is a corporation, limited liability company or limited partnership, any transfer of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to (a) its limited or general partners, members or stockholders or (b) its affiliates or other entities controlled or managed by the undersigned or any of its affiliates (other than the Company); (iii) the exercise of options or vesting or settlement of any other equity-based award, in each case, granted under the Northern Oil and Gas, Inc. 2013 Incentive Plan (as amended May 26, 2016) or the Northern Oil and Gas, Inc. 2018 Equity Incentive Plan, including any Common Stock withheld by the Company to pay the applicable exercise price or taxes associated with such awards, provided, however, that any Common Stock received upon such exercise, vesting or settlement, following any applicable net settlement or net withholding, will be subject to the restrictions of this Lock-Up Agreement; (iv) the transfer or disposition of any Common Stock (a) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree, or separation agreement) or regulatory agency or (b) by will, other testamentary document or intestate succession; (v) the repurchase of Common Stock by the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or service with the Company; (vi) the entering into by the undersigned of a written trading plan (“Rule 10b5-1 Plan”) pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, provided that no sales or transfers of Common Stock shall be made pursuant to such Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period and no filing under the Exchange Act or other public announcement shall be required or voluntarily made by the undersigned or any other person in connection therewith without the permission of BofA Securities, prior to the expiration of the Lock-Up Period; (vii) transfers or sales of Common Stock pursuant to any Rule 10b5-1 Plan that has been entered into by the undersigned prior to the date of this Lock-Up Agreement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1; and (viii) transfers or sales pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company, provided, that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this Lock-Up Agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company (or the surviving entity)); provided that in the case of any transfer or distribution pursuant to clause (i), (1) each donee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein, (2) such transfer or distribution shall not involve a disposition for value and (3) no filing by the undersigned or any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act in connection with such transfer during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the filing relates to a bona fide gift or that such transfer or other disposition of Common Stock, as applicable, or any securities convertible into or exercisable or exchangeable for Common Stock, is to an immediate family member, an entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or a nominee or custodian of an immediately family member or such entity, and not a disposition for value; and provided, further, that in the case of any transfer pursuant to clause (ii), (1) that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (2) such transfer does not involve a disposition for value and (3) no filing or public announcement by any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act in connection with such transfer during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the filing relates to a transfer or other disposition of Common Stock, as applicable, or any securities convertible into or exercisable or exchangeable for Common Stock, to such entity’s limited or general partners, members or stockholders or its affiliates or other entities controlled or managed by the undersigned; and provided, further, that in the case of any transfer pursuant to clause (iv), no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Lock-Up Period, such report shall disclose that such transfer was as a result of the operation of law, or pursuant to an order of a court or regulatory agency or by will, other testamentary document or intestate succession; and provided, further, that in the case of any transfer pursuant to clause (v), no filing by the undersigned under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Lock-Up Period, such report shall disclose that such transfer was a result of the repurchase of Common Stock by the Company pursuant to equity award agreements or other contractual arrangements in connection with the termination of the undersigned’s employment or service with the Company.

BofA Securities acknowledges and agrees that (i) no other Lock-Up Agreement executed in connection with the Offering shall contain terms more favorable to the counterparty thereto than the terms provided herein and (ii) to the extent any person is released or otherwise granted a waiver or modification of its Lock-Up Agreement executed in connection with the Offering, the undersigned shall be simultaneously granted the same release, waiver of modification with respect to this Lock-Up Agreement. Notwithstanding any other provisions of this Lock-Up Agreement, if BofA Securities, in its sole judgment, determines that a record or beneficial owner of any securities should be granted a release, waiver or modification from a Lock-Up Agreement executed in connection with the Offering due to circumstances of an emergency or hardship, then no other party to a Lock-Up Agreement executed in connection with the Offering shall have the right to be granted the same release, waiver or modification pursuant to the terms of this paragraph.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) for any reason the Underwriting Agreement is terminated prior to the Closing Date (as defined in the Underwriting Agreement), (iii) the Company does not publicly announce the commencement of the Offering on or before February 19, 2021, or (iv) the Public Offering Date shall not have occurred on or before February 26, 2021, this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Very truly yours,

TRT HOLDINGS, INC.

/s/ Paul A. Jorge
Name: Paul A. Jorge
Title: Senior VP and General Counsel

Date: 2/3/21

Acknowledged and Agreed:

BOFA SECURITIES, INC.

	By:	BOFA SECURITIES, INC.

	By:	/s/ Daniel Polsky
		Name:	Daniel Polsky
		Title:	Managing Director

Acknowledged and Agreed:

NORTHERN OIL AND GAS, INC.

	By:	NORTHERN OIL AND GAS, INC.

	By:	/s/ Erik Romslo
		Name:	Erik Romslo
		Title:	Chief Legal Officer

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